UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 23, 2007 (July 23, 2007)
Cumulus Media Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On July 23, 2007, Cumulus Media Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cloud Acquisition Corporation, a Delaware corporation (“Parent”), and Cloud Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).
     Parent is owned by an investment group consisting of Lewis W. Dickey, Jr., the Company’s Chairman, President and Chief Executive Officer, his brother John W. Dickey, the Company’s Executive Vice President and Co-Chief Operating Officer, other members of their family (collectively with Messrs. L. Dickey and J. Dickey, the “Dickeys”), and an affiliate of Merrill Lynch Global Private Equity (the “Sponsor”).
     The board of directors of the Company approved the Merger Agreement on the unanimous recommendation of a special committee comprised entirely of disinterested directors (the “Special Committee”). In consideration of their services, the members of the Special Committee will receive remuneration in the amount of $1,500 per meeting. The Special Committee engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) to serve as its financial advisor. On July 23, 2007, Credit Suisse delivered an opinion to the Special Committee that as of the date of the opinion, the merger consideration to be received by holders of the Company’s Class A Common Stock (other than the holders of Company common stock that are contributing Rollover Shares (as defined below)) is fair to such holders from a financial point of view.
     The Dickeys have agreed, at the request of the Sponsor, to contribute a portion of their Company equity to Parent or an affiliate thereof (such contributed equity, the “Rollover Shares”). Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses.
     At the effective time of the Merger, each outstanding share of Class A Common Stock, other than (a) the Rollover Shares, (b) shares owned by the Company, Parent or any wholly owned subsidiaries of the Company or Parent, or (c) shares owned by any stockholders who are entitled to and who have properly exercised appraisal rights under Delaware law, will be cancelled and converted into the right to receive $11.75 per share in cash.
     Upon consummation of the Merger, it is contemplated that the Class A Common Stock will be delisted from the NASDAQ Global Select Market and will become eligible for termination of registration pursuant to Section 12(g)(4) of the Act.
     The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through September 6, 2007. After that date, the Company may continue discussions with any “Excluded Party,” defined in the Merger Agreement as a party from whom the Company has received an acquisition proposal during the go-shop period.
     Simultaneously with the execution of the Merger Agreement, Lew Dickey entered into a cooperation agreement with the Company (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, during the period prior to consummation of the Merger, Mr. Dickey, solely in his capacity as Chief Executive Officer of the Company, agreed to cooperate with the special committee to solicit and respond to Company Acquisition Proposals (as defined in the Merger Agreement) during the “go-shop” period, to the extent permitted by the Merger Agreement.
     Except with respect to Excluded Parties, after September 6, 2007, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to any third party proposal submitted after that date and with respect to which the Special Committee has made the determination that such proposal constitutes a “Superior Proposal” (as defined in the Merger Agreement).
     The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such a termination, the Company must pay a fee of $15 million to Parent, unless such termination is in connection with a Superior Proposal submitted by an Excluded Party and occurs prior to September 21, 2007, in which case the Company must pay a fee of $7.5 million to Parent. In certain other circumstances, the Merger Agreement provides for Parent to pay to the Company a reverse-termination fee of either $7.5 million or $15 million upon termination of the Merger Agreement.
     Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s stockholders, expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval of the Federal Communications Commission, as well as other closing conditions. The parties expect to close the transaction in early 2008.
     The Dickeys have entered into a voting agreement (the “Voting Agreement”), pursuant to which they have agreed to vote their shares in favor of the Merger, or in favor of a Superior Proposal. In addition, two affiliates of Bank of America Corporation have entered into a similar voting agreement (the “BOA Agreement”), which includes the consent by one such affiliate, BA Capital Company, L.P. (“BA Capital”), as required by the Company’s certificate of incorporation. The Company has various relationships with affiliates of Bank of America Corporation: Bank of America, N.A. is the administrative agent under the Company’s current credit agreement; Banc of America Securities LLC, is joint lead arranger and joint bookrunner under the credit agreement; BA Capital and Banc of America Capital Investors SBIC, L.P. beneficially own 100% of the total outstanding shares of the Company’s Class B Common Stock; Banc of America Securities LLC acted as a dealer manager in connection with an issuer

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tender offer completed in June 2006; and the Company is a party to an interest rate swap agreement with Bank of America, N.A.
     The foregoing summary of the Merger Agreement, the Cooperation Agreement, the Voting Agreements and the BOA Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in its entirety by, the full text of each, are filed as exhibits to this current report, and are incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be filed with the SEC
     In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Investors and stockholders are advised to read the proxy statement when it becomes available, because it will contain important information about the proposed transaction and the parties thereto. Investors and stockholders may obtain the proxy statement (when available), and any other relevant documents, for free at the Security and Exchange Commission’s website or by directing a request to Cumulus Media Inc., 14 Piedmont Center, Suite 1400, Atlanta, Georgia 30305, telephone: (404) 949-0700, attention Marty Gausvik.
     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company stockholders generally, is set forth in the Company’s proxy statements and annual reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be further reflected in the proxy statement filed in connection with the proposed transaction when it becomes available.
Forward-Looking Statements

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     Certain statements in this report may constitute “forward-looking” statements, which are statements that involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder or regulatory approval of the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and the ability to recognize the benefits of the merger; as well as competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.

Ex.	Name
2.1	Agreement and Plan of Merger, dated July 23, 2007, among Cloud Acquisition Corporation, Cloud Merger Corporation and the Company.
2.2	Cooperation Agreement, dated July 23, 2007, between Lewis W. Dickey, Jr. and the Company.
2.3	Voting Agreement, dated July 23, 2007, by and among the Company, Cloud Acquisition Corporation, Lewis W. Dickey, Jr., John W. Dickey, Michael W. Dickey, David W. Dickey, and Lewis W. Dickey, Sr.
2.4	Voting Agreement, dated July 23, 2007, by and among the Company, BA Capital Company, L.P. and Banc of America Capital Investors SBIC, L.P.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: July 23, 2007

EXHIBIT LIST

Ex.	Name
2.1	Agreement and Plan of Merger, dated July 23, 2007, among Cloud Acquisition Corporation, Cloud Merger Corporation and the Company.
2.2	Cooperation Agreement, dated July 23, 2007, between Lewis W. Dickey, Jr. and the Company.
2.3	Voting Agreement, dated July 23, 2007, by and among the Company, Cloud Acquisition Corporation, Lewis W. Dickey, Jr., John W. Dickey, Michael W. Dickey, David W. Dickey, and Lewis W. Dickey, Sr.
2.4	Voting Agreement, dated July 23, 2007, by and among the Company, BA Capital Company, L.P. and Banc of America Capital Investors SBIC, L.P.